UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2009

USR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

20333 State Highway 249, Suite 200, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(281) 378-8029

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

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As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “USR” mean USR Technology Inc., a Nevada corporation, unless otherwise indicated.

Item 1.01         Entry into a Material Definitive Agreement

On April 26, 2009, we entered into an agreement and plan of merger with Ecologic Transportation, Inc., a private Nevada corporation and Ecological Acquisition Corp., a private Nevada corporation and wholly-owned subsidiary of our company. Ecological Acquisition Corp. was formed by our company for the purpose of acquiring all of the outstanding shares of Ecologic Transportation, Inc. Pursuant to the agreement and plan of merger, Ecologic Transportation, Inc. is to be merged with and into Ecological Acquisition Corp., with Ecologic Transportation, Inc. continuing after the merger as a wholly-owned subsidiary of our company.

Pursuant to the terms of the agreement and plan of merger we agreed to issue up to 17,309,486 shares of our common stock to the shareholders of Ecologic Transportation, Inc. on a basis of one (1) share of our common stock for each share of Ecologic Transportation, Inc. share held. Closing of the agreement and plan of merger was subject to, among other things, the following terms and conditions:

1.

From the date of the execution of the agreement and plan of merger, Ecologic Transportation, Inc. must carry out its business in the ordinary course consistent with past practice and is not permitted without the consent of our company, to: enter into other agreements, modify its incorporating documents, declare or pay any dividends, sell or lease or encumber its assets, issue, deliver or sell any of its shares, incur any additional indebtedness, grant severance or termination pay to directors, officers or employees, commence a lawsuit, make any changes in respect of its taxes, and discharge any liabilities or claims other than in the ordinary course of business;

2.	Ecologic Transportation, Inc. obtaining the requisite approval of the agreement and plan of merger by its stockholders;

3.

The representations and warranties of Ecologic Transportation, Inc., Ecological Acquisition Corp. and our company set forth in the agreement and plan of merger remain true, correct and complete in all respects as of the closing;

4.

All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the agreement and plan of merger at or prior to the closing must have been performed and complied with in all material respects;

5.	Ecologic Transportation, Inc. and our company having received duly executed copies of all third party consents and approvals contemplated by the agreement and plan of merger, if any;

6.	Ecologic Transportation, Inc. having delivered to our company all financial statements required under applicable regulations of the SEC;

7.	Ecologic Transportation, Inc. will have no more than 17,309,486 shares of Ecologic Transportation, Inc.’s common stock issued and outstanding on the closing date.

8.	Our company will adopt resolutions appointing nominees of Ecologic Transportation, Inc. to the board of directors of our company;

9.	Our company will have conducted a two (2) old for one (1) new reverse stock split of our authorized and issued and outstanding shares of our common stock.; and

10.	Our company will have cancelled an aggregate of 4,000,000 pre-consolidation restricted shares of our common stock.

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The foregoing description of the agreement and plan of merger is qualified in its entirety by the contents of the agreement and plan of merger attached as Exhibit 10.1 to this current report.

Due to conditions precedent to closing, including but not limited to those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the agreement and plan of merger.

Item 9.01        Financial Statements and Exhibits

10.1	Agreement and Plan of Merger dated April 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USR TECHNOLOGY, INC.

/s/ John L. Ogden
John L. Ogden
President

Date: April 29, 2009

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